INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-59801, Form S-8 No. 33-64529, Form S-8 No. 333-24019, Form S-8
No. 333-28729,  Form S-8 No. 333-28733,  Form S-8 No. 333-45275 and Form S-8 No.
333-52193) of HUBCO, Inc. of our report dated January 23, 1998 relating to the financial statements of Poughkeepsie Financial Corp., appearing in the Current Report on Form 8-K/A of HUBCO, Inc. dated June 29, 1998.



DELOITTE & TOUCHE LLP

Stamford, Connecticut
July 15, 1998